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As filed with the Securities and Exchange Commission on January 12, 2004

Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Crosstex Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	52-2235832 (I.R.S. Employer Identification No.)

Crosstex Energy, Inc.
2501 Cedar Springs
Suite 600
Dallas, Texas 75201
(214) 953-9500
(Name, address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

William W. Davis
Crosstex Energy, Inc.
2501 Cedar Springs
Suite 600
Dallas, Texas 75201
(214) 953-9500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Joe Dannenmaier Thompson & Knight L.L.P. 1700 Pacific Avenue, Suite 3300 Dallas, Texas 75201 (214) 969-1700	Joshua Davidson Douglass M. Rayburn Baker Botts L.L.P. One Shell Plaza, 910 Louisiana Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-110095

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Common Stock, par value $.01 per share	$1,712,050	$139

(1)
Based on the public offering price of $19.50 per share.
(2)
The Registrant previously paid registration fees of $4,045 under a Registration Statement on Form S-1 (Registration No. 333-110095) with respect to shares of common stock having a proposed maximum aggregate offering price of $50,000,000.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

        This Registration Statement relates to the Registrant's Registration Statement on Form S-1 (Registration No. 333-110095) (as amended, the "Prior Registration Statement") and is being filed pursuant to General Instruction V. of Form S-1 and Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement.

PART II

Item 16. Exhibits and Financial Statement Schedules

  (a)
  The following documents are filed as exhibits to this registration statement:

Exhibit		Description
5.1	—	Opinion of Thompson & Knight L.L.P. as to the legality of the securities being registered (incorporated by reference to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-110095) filed with the Commission on December 30, 2003)
8.1	—	Opinion Thompson & Knight L.L.P. relating to tax matters (incorporated by reference to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-110095) filed with the Commission on December 30, 2003)
23.1	—	Consent of KPMG LLP
23.2	—	Consent of Deloitte & Touche LLP
23.3	—	Consent of Thompson & Knight L.L.P. (included in their opinions filed in Exhibits 5.1 and 8.1)
24.1	—	Powers of Attorney (incorporated by reference to the signature page of the Registrant's Registration Statement on Form S-1 (Registration No. 333-110095) filed with the Commission on October 30, 2003)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, the State of Texas, on January 12, 2004.

CROSSTEX ENERGY, INC.
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Senior Vice President and Chief and Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Barry E. Davis		President, Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2004
/s/ WILLIAM W. DAVIS William W. Davis		Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 12, 2004
* Susan McAden		Chief Accounting Officer (Principal Accounting Officer)	January 12, 2004
* Bryan H. Lawrence		Director	January 12, 2004
* Sheldon B. Lubar		Director	January 12, 2004
By:	/s/ WILLIAM W. DAVIS William W. Davis Attorney-in-Fact

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EXPLANATORY NOTE
PART II
  Item 16. Exhibits and Financial Statement Schedules
SIGNATURES